Exhibit 99.1

News Announcement	For Immediate Release

For more information contact:
Omar Choucair	Joseph Jaffoni, David Collins
Chief Financial Officer	Jaffoni & Collins Incorporated
DG FastChannel, Inc.	212/835 8500 or dgit@jcir.com
972/581-2000

DG FASTCHANNEL™ COMMENCES EXCHANGE
OFFER FOR SHARES OF POINT.360

DALLAS, TX (June 27, 2007) — DG FastChannel, Inc. (NASDAQ: DGIT) announced today that pursuant to its previously announced Agreement and Plan of Merger and Reorganization (“Merger Agreement”) with Point.360 (NASDAQ: PTSX), DG FastChannel has commenced an exchange offer for all shares of Point.360 common stock not already owned by DG FastChannel or Point.360.

Subject to the terms and conditions of the exchange offer, Point.360 stockholders will receive approximately 0.1895 shares of DG FastChannel common stock for each share of Point.360 common stock (including the associated preferred share purchase rights) validly tendered in the exchange offer.  The exact number of shares of DG FastChannel common stock to be exchanged for each share of Point.360 common stock will be obtained by dividing 2,000,000 by the number of shares of Point.360 common stock (excluding shares owned directly or indirectly by DG FastChannel or Point.360) issued and outstanding immediately prior to the consummation of the offer.  As of June 25, 2007, 10,554,730 shares of Point.360 common stock are assumed to be issued and outstanding (excluding shares owned directly or indirectly by DG FastChannel or Point.360) immediately prior to the consummation of the exchange offer.

The board of directors of Point.360 has unanimously recommended that holders of Point.360 common stock accept the offer and tender their Point.360 common stock to DG FastChannel pursuant to the offer.  A more detailed description of the recommendation of the Point.360 board of directors can be found in the Solicitation/Recommendation Statement on Schedule 14D-9 that Point.360 filed with the Securities and Exchange Commission (SEC) today.

The offer is scheduled to expire at 12:00 midnight, New York City time, on Thursday, July 26, 2007, unless otherwise extended, and is subject to certain terms and conditions described in the offer documents being mailed to Point.360 shareholders and filed with the SEC.  Those conditions include (1) there being validly tendered and not properly withdrawn

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prior to the expiration of the offer at least a majority of the fully diluted shares of Point.360 common stock, calculated as described in the prospectus filed with SEC today, and (2) the completion of the spin-off to the Point.360 shareholders of New 360, a wholly-owned subsidiary of Point.360 to which Point.360 will contribute all of the assets owned, licensed or leased by Point.360 that are not used exclusively in connection with the advertising distribution business of Point.360.

Haig S. Bagerdjian, the largest stockholder of Point.360 and its chairman, president and chief executive officer, who holds approximately 25.23% of the fully diluted shares of Point.360 common stock, previously entered into an agreement with DG FastChannel pursuant to which he will be required to tender his shares in the exchange offer.

Following the offer, if consummated, DG FastChannel will cause Point.360 to complete a merger with and into DG FastChannel, with DG FastChannel continuing as the surviving corporation, in which each outstanding share of Point.360 common stock (except for shares beneficially owned directly or indirectly by DG FastChannel) will be converted into the right to receive shares of DG FastChannel common stock at the same exchange ratio used in the offer, subject to appraisal rights to the extent applicable under California law.

Point.360 stockholders are urged to carefully read the offer documents and Point.360’s Solicitation/Recommendation Statement.  Copies of these documents may be obtained at no charge from the website maintained by the SEC at www.sec.gov.  Copies of the offer documents may also be obtained at no charge from D.F. King & Co., Inc., the Information Agent for the offer, at (212) 269-5550 for banks and brokerage firms and (800) 488-8075 for all others.  The e-mail address is info@dfking.com.

About DG FastChannel, Inc.

DG FastChannel (DGIT: Nasdaq) is the leading provider of next generation workflow solutions, digital media technology and delivery services to America’s most esteemed brands.  The Company’s delivery network reaches over 21,000 television and radio stations, cable and TV networks, cable outlets and newspapers. DG FastChannel’s service and proprietary product set are integrated to provide content providers, including brands and commercial production entities, news organizations, syndicated programmers, and video news release producers and broadcasters end-to-end digital solutions that maximize efficiency while reducing costs.  DG FastChannel’s advanced capabilities include online delivery of high-definition (HD) content, re-purposing of broadcast video for the Internet, management of digital assets, and ubiquitous satellite and Internet reach resulting in the industry’s highest levels of reliability, speed and quality.  For more information visit www.dgfastchannel.com.

Additional Information

A registration statement relating to the DG FastChannel common stock being offered has been previously filed with the SEC and has been amended as of today but has not yet become effective.  Such securities may not be sold nor may offers to buy be accepted prior

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to the time the registration statement becomes effective.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  The offer may be made only through the prospectus, which is part of the registration statement on Form S-4 filed with the SEC by DG FastChannel.  DG FastChannel has also filed with the SEC a Schedule TO, and Point.360 has filed a Solicitation/recommendation statement on Schedule 14D-9, in each case with respect to the offer. DG FastChannel and Point.360 today mailed the prospectus of DG FastChannel and related exchange offer materials, as well as the Schedule 14D-9, to Point.360 shareholders.  In addition, in connection with the Spin-Off, New 360 has filed a registration statement on Form 10 with the SEC that has not yet become effective, and expects to mail a prospectus of New 360 to Point.360 shareholders.  Investors and security holders are urged to carefully read these documents and the other documents relating to the transactions contemplated by the Merger Agreement because these documents contain important information relating to such transactions.  Investors and security holders may obtain a free copy of these documents and other annual, quarterly and special reports and other information filed with the SEC by DG FastChannel or Point.360, at the SEC’s website at www.sec.gov.

Safe Harbor for Forward-Looking Statements

Statements in this press release may contain certain forward-looking statements relating to DG FastChannel and its expectations for the proposed acquisition of Point.360’s advertising distribution operations. All statements included in this press release concerning activities, events or developments that DG FastChannel expects, believes or anticipates will or may occur in the future are forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and involve known and unknown risks, uncertainties and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by forward-looking statements, including the following: the risk that the offer and the merger will not close because of a failure to satisfy one or more of the closing conditions; the risk that DG FastChannel’s business will have been adversely impacted during the pendency of the offer and the merger; the risk that the operations will not be integrated successfully; and the risk that the expected cost savings and other synergies from the transaction may not be fully realized, realized at all or take longer to realize than anticipated. Additional information on these and other risks, uncertainties and factors is included in DG FastChannel’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed with the SEC.

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